Exhibit 99.1

Semtech Announces Third Quarter of Fiscal Year 2021 Results

CAMARILLO, Calif.--(BUSINESS WIRE)--December 2, 2020--Semtech Corporation (Nasdaq: SMTC), a leading supplier of high performance analog and mixed-signal semiconductors and advanced algorithms, today reported unaudited financial results for its third quarter of fiscal year 2021, which ended October 25, 2020.

Highlights for the Third Fiscal Quarter 2021

  Q3 FY2021 net sales of $154.1 million increased 7% sequentially and 9% year-over-year
  Q3 FY2021 diluted GAAP EPS of $0.28 and diluted non-GAAP EPS of $0.47
  Distributor Point of Sale (POS) increased 8% sequentially and represented a new quarterly record
  Wireless and Sensing products group net sales increased 32% sequentially and represented a new record that included record net sales of our LoRa® platform products
  Announced collaboration with Amazon's Sidewalk platform to extend home network connectivity for indoor and outdoor smart home products
  Repurchased 439,921 shares for $24.0 million during Q3 FY2021

Results on a GAAP basis for the Third Fiscal Quarter 2021

  Net sales were $154.1 million
  GAAP Gross margin was 61.0%
  GAAP SG&A expense was $42.9 million
  GAAP R&D expense was $27.9 million
  GAAP Operating margin was 13.9%
  GAAP Net income attributable to common stockholders was $18.5 million or $0.28 per diluted share

To facilitate a complete understanding of comparable financial performance between periods, the Company also presents performance results that exclude certain non-cash items and items that are not considered reflective of the Company’s core results over time. These non-GAAP financial measures exclude certain items and are described below under “Non-GAAP Financial Measures.”

Results on a Non-GAAP basis for the Third Fiscal Quarter 2021 (see the list of non-GAAP items and the reconciliation of these to the most comparable GAAP items set forth in the tables below):

  Non-GAAP Gross margin was 61.5%
  Non-GAAP SG&A expense was $32.6 million
  Non-GAAP R&D expense was $24.4 million
  Non-GAAP Operating margin was 24.4%
  Non-GAAP Net income attributable to common stockholders was $30.8 million or $0.47 per diluted share

Mohan Maheswaran, Semtech’s President and Chief Executive Officer, stated, “We delivered Fiscal Q3 net sales that were at the upper-end of our guidance led by another quarterly record from our LoRa technology platforms and increasing smartphone demand. During the quarter we announced a collaboration with Amazon for its new Sidewalk network, further demonstrating the value that LoRa delivers to the emerging smart-home and consumer use cases.” Maheswaran continued, "We believe the underlying fundamentals driving our growth engines in the Infrastructure, IoT and mobile platform markets remain strong and the Company remains well positioned for growth."

Fourth Fiscal Quarter 2021 Outlook

Both the GAAP and non-GAAP fourth fiscal quarter 2021 outlook below take into account, based on the Company's current estimates, the anticipated, but uncertain, negative impact to the Company of the COVID-19 pandemic on global economic conditions and on the Company's business operations, sales and operating results, as well as export restrictions pertaining to Huawei and certain of its affiliates imposed by the U.S. government. The Company is unable to predict the full impact such challenges may have on its future results of operations.

GAAP Fourth Fiscal Quarter 2021 Outlook

  Net sales are expected to be in the range of $153.0 million to $163.0 million
  GAAP Gross margin is expected to be in the range of 60.5% to 61.6%
  GAAP SG&A expense is expected to be in the range of $43.1 million to $44.1 million
  GAAP R&D expense is expected to be in the range of $30.5 million to $31.5 million
  GAAP Intangible amortization expense is expected to be approximately $1.6 million
  GAAP Interest and other expense, net is expected to be approximately $1.5 million
  GAAP Effective tax rate is expected to be in the range of 10% to 13%
  GAAP Earnings per diluted share are expected to be in the range of $0.22 to $0.29
  Fully-diluted share count is expected to be approximately 65.8 million shares
  Share-based compensation is expected to be approximately $16.3 million, categorized as follows: $0.7 million cost of sales, $11.6 million SG&A, and $4.0 million R&D
  Capital expenditures are expected to be approximately $9.3 million
  Depreciation expense is expected to be approximately $6.1 million

Non-GAAP Fourth Fiscal Quarter 2021 Outlook (see the list of non-GAAP items and the reconciliation of these to the most comparable GAAP items set forth in the tables below)

  Non-GAAP Gross margin is expected to be in the range of 61.0% to 62.0%
  Non-GAAP SG&A expense is expected to be in the range of $31.0 million to $32.0 million
  Non-GAAP R&D expense is expected to be in the range of $26.5 million to $27.5 million
  Non-GAAP Interest and other expense, net is expected to be approximately $1.5 million
  Non-GAAP Effective tax rate is expected to be in the range of 15% to 17%
  Non-GAAP Earnings per diluted share are expected to be in the range of $0.45 to $0.51

Correction of Immaterial Errors

During the fourth quarter of fiscal year 2020, management identified certain immaterial errors related to share-based compensation expense of market-based awards granted during fiscal years 2018, 2019 and 2020. The errors resulted from adjustments to the grant date fair value of the market-based awards that were incorrectly accounted for as performance-based awards. The Company concluded that the impact of these errors was immaterial and has corrected its consolidated financial statements for these errors for all prior periods presented in this press release.

Webcast and Conference Call

Semtech will be hosting a conference call today to discuss its third fiscal quarter 2021 results at 2:00 p.m. Pacific time. An audio webcast will be available on Semtech’s website at www.semtech.com in the “Investor Relations” section under “Investor News.” A replay of the call will be available through December 30, 2020 at the same website or by calling (877) 660-6853 and entering conference ID 13704538.

Non-GAAP Financial Measures

To supplement the Company's consolidated financial statements prepared in accordance with GAAP, this release includes a presentation of select non-GAAP metrics. The Company’s non-GAAP measures of gross margin, SG&A expenses, R&D expenses, operating margin, effective tax rate, net income attributable to common stockholders and earnings per diluted share exclude the following items, if any:

  Share-based compensation
  Amortization of purchased intangibles, impairments and credit loss reserves
  Restructuring, transaction and other acquisition or disposition-related gains or losses
  Litigation expenses or dispute settlement charges or gains
  Cumulative other reserves associated with historical activity including environmental and pension
  Equity in net gains or losses of equity method investments
  Loss on early extinguishment of debt
  Non-cash interest income from debt investments

To provide additional insight into the Company's fourth quarter outlook, this release also includes a presentation of forward-looking non-GAAP measures. Management believes that the presentation of these non-GAAP financial measures provide useful information to investors regarding the Company’s financial condition and results of operations because these non-GAAP financial measures are adjusted to exclude the items identified above because such items are either operating expenses which would not otherwise have been incurred by the Company in the normal course of the Company’s business operations, or are not reflective of the Company’s core results over time. These excluded items may include recurring as well as non-recurring items, and no inference should be made that all of these adjustments, charges, costs or expenses are unusual, infrequent or non-recurring. For example: certain restructuring and integration-related expenses (which consist of employee termination costs, facility closure or lease termination costs, and contract termination costs) may be considered recurring given the Company’s ongoing efforts to be more cost effective and efficient; certain acquisition and disposition-related adjustments or expenses may be deemed recurring given the Company's regular evaluation of potential transactions and investments; and certain litigation expenses or dispute settlement charges or gains (which may include estimated losses for which we may have established a reserve, as well as any actual settlements, judgments, or other resolutions against, or in favor of, the Company related to litigation, arbitration, disputes or similar matters, and insurance recoveries received by the Company related to such matters) may be viewed as recurring given that the Company may from time to time be involved in, and may resolve, litigation, arbitration, disputes, and similar matters.

Notwithstanding that certain adjustments, charges, costs or expenses may be considered recurring, in order to provide meaningful comparisons, the Company believes that it is appropriate to exclude such items because they are not reflective of the Company's core results and tend to vary based on timing, frequency and magnitude.

These non-GAAP financial measures are provided to enhance the user's overall understanding of the Company's comparable financial performance between periods. In addition, the Company’s management generally excludes the items noted above when managing and evaluating the performance of the business. The financial statements provided with this release include reconciliations of these non-GAAP measures to their most comparable GAAP measures for the third quarter of fiscal year 2020 and the second and third quarters of fiscal year 2021, along with a reconciliation of forward-looking non-GAAP measures (other than the non-GAAP effective tax rate) to their most comparable GAAP measures for the fourth quarter of fiscal year 2021. The Company is unable to include a reconciliation of the forward-looking non-GAAP measure of the non-GAAP effective tax rate to the corresponding GAAP measure as this is not available without unreasonable efforts due to the high variability and low visibility with respect to the charges that are excluded from this non-GAAP measure. We expect the variability of the above charges to have a potentially significant impact on our GAAP financial results. These additional non-GAAP financial measures should not be considered substitutes for any measures derived in accordance with GAAP and may be inconsistent with similar measures presented by other companies.

Forward-Looking and Cautionary Statements

This press release contains "forward-looking statements" within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on the Company’s current expectations, estimates and projections about its operations, industry, financial condition, performance, results of operations, and liquidity. Forward-looking statements are statements other than historical information or statements of current condition and relate to matters such as future financial performance including the fourth quarter of fiscal year 2021 outlook; the negative impact of the COVID-19 pandemic on global economic conditions and on the Company's business operations, sales and operating results; the Company’s expectations concerning the negative impact on the Company’s results of operations from its inability to ship certain products and provide certain support services due to the export restrictions including export restrictions with respect to Huawei and certain of its affiliates; future operational performance; the anticipated impact of specific items on future earnings; and the Company’s plans, objectives and expectations. Statements containing words such as “may,” “believes,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “estimates,” “should,” “will,” “designed to,” “projections,” or “business outlook,” or other similar expressions constitute forward-looking statements.

Forward-looking statements involve known and unknown risks and uncertainties that could cause actual results and events to differ materially from those projected. Potential factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the uncertainty surrounding the impact and duration of the COVID-19 pandemic on global economic conditions and on the Company's business and results of operations; export restrictions and laws affecting the Company's trade and investments including with respect to Huawei and certain of its affiliates, and tariffs or the occurrence of trade wars; competitive changes in the marketplace including, but not limited to, the pace of growth or adoption rates of applicable products or technologies; downturns in the business cycle; decreased average selling prices of the Company’s products; the Company’s reliance on a limited number of suppliers and subcontractors for components and materials; changes in projected or anticipated end-user markets; the Company’s ability to forecast its effective tax rates due to changing income in higher or lower tax jurisdictions and other factors that contribute to the volatility of the Company’s effective tax rates and impact anticipated tax benefits; and the Company's ability to forecast and achieve anticipated net sales and earnings estimates in light of periodic economic uncertainty, to include impacts arising from Asian, European and global economic dynamics. Additionally, forward-looking statements should be considered in conjunction with the cautionary statements contained in the risk factors disclosed in the Company's Annual Report on Form 10-K for the fiscal year ended January 26, 2020, subsequent Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission, and in material incorporated therein, including, without limitation, information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors.” In light of the significant risks and uncertainties inherent in the forward-looking information included herein that may cause actual performance and results to differ materially from those predicted, any such forward-looking information should not be regarded as representations or guarantees by the Company of future performance or results, or that its objectives or plans will be achieved or that any of its operating expectations or financial forecasts will be realized. Reported results should not be considered an indication of future performance. Investors are cautioned not to place undue reliance on any forward-looking information contained herein, which reflect management’s analysis only as of the date hereof. Except as required by law, the Company assumes no obligation to publicly release the results of any update or revision to any forward-looking statements that may be made to reflect new information, events or circumstances after the date hereof or to reflect the occurrence of unanticipated or future events, or otherwise.

About Semtech

Semtech Corporation is a leading supplier of high performance analog, mixed-signal semiconductors and advanced algorithms for infrastructure, high-end consumer, and industrial end markets. Products are designed to benefit the engineering community as well as the global community. The Company is dedicated to reducing the impact it, and its products, have on the environment. Internal green programs seek to reduce waste through material and manufacturing control, use of green technology and designing for resource reduction. Publicly traded since 1967, Semtech is listed on the NASDAQ Global Select Market under the symbol SMTC. For more information, visit http://www.semtech.com.

Semtech, the Semtech logo and LoRa are registered trademarks or service marks of Semtech Corporation or its subsidiaries.

SMTC-F

SEMTECH CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF INCOME (in thousands, except per share data) (unaudited)

	Three Months Ended			Nine Months Ended
	October 25, 2020	July 26, 2020	October 27, 2019	October 25, 2020	October 27, 2019
	Q321	Q221	Q320	Q321	Q320

Net sales	$154,082	$143,660	$141,011	$430,444	$409,511
Cost of sales	60,021	55,409	54,763	167,371	157,104
Gross profit	94,061	88,251	86,248	263,073	252,407
Operating costs and expenses:
Selling, general and administrative	42,891	38,255	37,777	115,746	120,074
Product development and engineering	27,890	29,220	26,976	84,696	80,012
Intangible amortization	1,798	2,020	3,770	6,658	12,821
Changes in the fair value of contingent earn-out obligations	—	—	(152)	(33)	(2,313)
Total operating costs and expenses	72,579	69,495	68,371	207,067	210,594
Operating income	21,482	18,756	17,877	56,006	41,813
Interest expense	(1,008)	(1,252)	(2,183)	(3,819)	(7,247)
Non-operating (expense) income, net	(236)	(176)	644	11	2,900
Investment impairments and credit loss reserves	(335)	(1,485)	—	(5,450)	—
Income before taxes and equity in net (losses) gains of equity method investments	19,903	15,843	16,338	46,748	37,466
(Benefit) provision for taxes	1,580	(416)	2,693	2,523	8,638
Net income before equity in net (losses) gains of equity method investments	18,323	16,259	13,645	44,225	28,828
Equity in net (losses) gains of equity method investments	159	(137)	352	11	109
Net income	18,482	16,122	13,997	44,236	28,937
Net loss attributable to noncontrolling interest	(5)	(3)	—	(11)	—
Net income attributable to common stockholders	$18,487	$16,125	$13,997	$44,247	$28,937

Earnings per share:
Basic	$0.28	$0.25	$0.21	$0.68	$0.44
Diluted	$0.28	$0.24	$0.21	$0.67	$0.43

Weighted average number of shares used in computing earnings per share:
Basic	65,136	65,084	66,387	65,270	66,337
Diluted	65,967	66,004	67,318	66,050	67,630

SEMTECH CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands) (unaudited)

	October 25, 2020	January 26, 2020
ASSETS
Current assets:
Cash and cash equivalents	$262,271	$293,324
Accounts receivable, net	58,700	61,927
Inventories	78,367	73,010
Prepaid taxes	22,677	10,718
Other current assets	25,731	21,757
Total current assets	447,746	460,736
Non-current assets:
Property, plant and equipment, net	127,472	124,418
Deferred tax assets	24,983	20,094
Goodwill	351,141	351,141
Other intangible assets, net	13,354	20,012
Other assets	83,276	76,032
Total assets	$1,047,972	$1,052,433

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$47,338	$48,009
Accrued liabilities	58,535	50,632
Total current liabilities	105,873	98,641
Non-current liabilities:
Deferred tax liabilities	877	3,600
Long term debt	183,075	194,743
Other long-term liabilities	81,521	78,249
Stockholders’ equity	676,391	676,954
Noncontrolling interest	235	246
Total liabilities & equity	$1,047,972	$1,052,433

SEMTECH CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS AND SUPPLEMENTAL INFORMATION (in thousands) (unaudited)

	Nine Months Ended
	October 25, 2020	October 27, 2019
Net income	$44,236	$28,937

Net cash provided by operations	91,676	73,361
Net cash used in investing activities	(32,399)	(29,672)
Net cash used in financing activities	(90,330)	(72,752)
Net decrease in cash and cash equivalents	(31,053)	(29,063)
Cash and cash equivalents at beginning of period	293,324	312,120
Cash and cash equivalents at end of period	$262,271	$283,057

	Three Months Ended
	October 25, 2020	July 26, 2020	October 27, 2019
	Q321	Q221	Q320
Free Cash Flow:
Cash Flow from Operations	$28,377	$37,216	$33,268
Net Capital Expenditures	(7,168)	(6,968)	(3,516)
Free Cash Flow	$21,209	$30,248	$29,752

SEMTECH CORPORATION SUPPLEMENTAL INFORMATION: RECONCILIATION OF GAAP TO NON-GAAP RESULTS (in thousands, except per share data) (unaudited)

	Three Months Ended			Nine Months Ended
	October 25, 2020	July 26, 2020	October 27, 2019	October 25, 2020	October 27, 2019
	Q321	Q221	Q320	Q321	Q320
Gross Margin–GAAP	61.0%	61.4%	61.2%	61.1%	61.6%
Share-based compensation	0.5%	0.4%	0.4%	0.4%	0.4%
Adjusted Gross Margin (Non-GAAP)	61.5%	61.8%	61.6%	61.5%	62.0%

	Three Months Ended			Nine Months Ended
	October 25, 2020	July 26, 2020	October 27, 2019	October 25, 2020	October 27, 2019
	Q321	Q221	Q320	Q321	Q320
Selling, general and administrative–GAAP	$42,891	$38,255	$37,777	$115,746	$120,074
Share-based compensation	(9,404)	(9,501)	(9,323)	(24,864)	(27,794)
Transaction and integration related	(292)	(249)	258	(626)	(977)
Restructuring and other reserves	—	(502)	—	(502)	(2,711)
Litigation cost, net of recoveries	(558)	(105)	(205)	(809)	(930)
Adjusted selling, general and administrative (Non-GAAP)	$32,637	$27,898	$28,507	$88,945	$87,662

	Three Months Ended			Nine Months Ended
	October 25, 2020	July 26, 2020	October 27, 2019	October 25, 2020	October 27, 2019
	Q321	Q221	Q320	Q321	Q320
Product development and engineering–GAAP	$27,890	$29,220	$26,976	$84,696	$80,012
Share-based compensation	(3,480)	(3,135)	(3,180)	(9,505)	(8,283)
Transaction and integration related	—	—	593	87	360
Adjusted product development and engineering (Non-GAAP)	$24,410	$26,085	$24,389	$75,278	$72,089

	Three Months Ended			Nine Months Ended
	October 25, 2020	July 26, 2020	October 27, 2019	October 25, 2020	October 27, 2019
	Q321	Q221	Q320	Q321	Q320
Operating Margin–GAAP	13.9%	13.1%	12.7%	13.0%	10.2%
Share-based compensation	8.8%	9.2%	9.2%	8.4%	9.1%
Intangible amortization	1.2%	1.4%	2.7%	1.5%	3.1%
Transaction and integration related	0.1%	0.1%	(0.6)%	0.2%	0.2%
Restructuring and other reserves	—%	0.3%	—%	0.1%	0.7%
Litigation cost, net of recoveries	0.4%	0.1%	0.1%	0.2%	0.2%
Changes in the fair value of contingent earn-out obligations	—%	—%	(0.1)%	—%	(0.6)%
Adjusted Operating Margin (Non-GAAP)	24.4%	24.2%	24.0%	23.4%	22.9%

SEMTECH CORPORATION SUPPLEMENTAL INFORMATION: RECONCILIATION OF GAAP TO NON-GAAP RESULTS (CONTINUED) (in thousands, except per share data) (unaudited)

	Three Months Ended			Nine Months Ended
	October 25, 2020	July 26, 2020	October 27, 2019	October 25, 2020	October 27, 2019
	Q321	Q221	Q320	Q321	Q320
GAAP net income attributable to common stockholders	$18,487	$16,125	$13,997	$44,247	$28,937
Adjustments to GAAP net income attributable to common stockholders:
Share-based compensation	13,538	13,186	13,055	36,103	37,458
Intangible amortization	1,798	2,020	3,770	6,658	12,821
Transaction and integration related	292	249	(851)	539	617
Restructuring and other reserves	—	502	—	502	2,711
Litigation cost, net of recoveries	558	105	205	809	930
Changes in the fair value of contingent earn-out obligations	—	—	(152)	(33)	(2,313)
Investment gains, losses, reserves and impairments	61	729	—	4,420	—
Total Non-GAAP adjustments before taxes	16,247	16,791	16,027	48,998	52,224
Associated tax effect	(3,763)	(4,848)	(2,276)	(11,183)	(5,175)
Equity in net losses (gains) of equity method investments	(159)	137	(352)	(11)	(109)
Total of supplemental information, net of taxes	12,325	12,080	13,399	37,804	46,940
Non-GAAP net income attributable to common stockholders	$30,812	$28,205	$27,396	$82,051	$75,877

Diluted GAAP earnings per share	$0.28	$0.24	$0.21	$0.67	$0.43
Adjustments per above	0.19	0.19	0.20	0.57	0.69
Diluted non-GAAP earnings per share	$0.47	$0.43	$0.41	$1.24	$1.12

SEMTECH CORPORATION RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK Fourth Quarter of Fiscal Year 2021 Outlook (in millions, except per share data)

	Q4 FY21 Outlook
	January 31, 2021
	Low	High
Gross Margin–GAAP	60.5%	61.6%
Share-based compensation	0.5%	0.4%
Adjusted Gross Margin (Non-GAAP)	61.0%	62.0%

	Low	High
Selling, general and administrative–GAAP	$43.1	$44.1
Share-based compensation	(11.6)	(11.6)
Transaction and integration related	(0.5)	(0.5)
Adjusted selling, general and administrative (Non-GAAP)	$31.0	$32.0

	Low	High
Product development and engineering–GAAP	$30.5	$31.5
Share-based compensation	(4.0)	(4.0)
Adjusted product development and engineering (Non-GAAP)	$26.5	$27.5

	Low	High
Diluted GAAP earnings per share	$0.22	$0.29
Share-based compensation	0.25	0.25
Transaction, restructuring, and acquisition related expenses	0.01	0.01
Amortization of acquired intangibles	0.02	0.02
Associated tax effect	(0.05)	(0.06)
Diluted adjusted earnings per share (Non-GAAP)	$0.45	$0.51

Contacts

Sandy Harrison
Semtech Corporation
(805) 480-2004
webir@semtech.com